Exhibit 23.5

               [LETTERHEAD OF NORTHEAST CAPITAL & ADVISORY, INC.]

                  CONSENT OF NORTHEAST CAPITAL & ADVISORY, INC.

         We consent to the inclusion of the opinion of our firm to be dated as of the date of the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 of Northway Financial, Inc. and to all references to our firm in or made a part of such Registration Statement.


                                         /s/ NORTHEAST CAPITAL & ADVISORY, INC.


Albany, New York
August 6, 1997